Petroleum Development Corporation

First Quarter 2006
Financial and Operating Results
Conference Call

Forward-Looking Statements

This information contains predictions, estimates and other forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Although the company believes that its expectations are based on reasonable assumptions, it can give no assurance that its goals will be achieved.  Important factors that could cause actual results to differ materially from those included in the forward-looking statements include the timing and extent of changes in commodity prices for oil and gas, the need to develop and replace reserves, environmental risks, drilling and operating risks, risks related to exploration and development, uncertainties about the estimates of reserves, competition, government regulation and the ability of the company to meet its stated business goals.

Contact Information:

Investor Relations
Petroleum Development Corporation
PO Box 26
103 East Main Street
Bridgeport, West Virginia 26330
P: 304.842.6256
F: 304.842.0913
www.petd.com

Management Representatives on Call

•         Petroleum Development - Nasdaq NM: PETD

o        Steven R. Williams, Chairman and CEO

o        Darwin L. Stump, CFO

PDC Financial Highlights

•         Strong first quarter results

o        Record Revenue

o        Record Net Income and EPS

o        Record Oil and gas sales

•         Total capital expenditures of $23.0 million for 1Q 2006

•         Unrealized derivative gains on Company production impacted earnings ($2.4 million pre-tax)

•         Began cost-plus partnership drilling

Revenue

•         Q1 Revenue of $79.1 million

o        $69.7 million in 2005

o        13.5% increase

•         Strong oil and gas sales and commodity prices were key

•         Revenue reflects reporting of partnership cost-plus drilling contracts net in revenues

•         Remaining turn-key contracts report revenues and expenses separately

Drilling Contracts

•         The new cost-plus contract impacted first quarter 2006 by reducing drilling revenues and drilling costs by $17.5 million, as outlined in the table below (in millions):

Three Months ended March 31,

  2006                                                                       2005

Drilling                   Direct                     Total                                       Drilling
Service                   Reimbursed           Reimbursement                     Service
Revenue                                Cost                        from Partnerships                 Revenue

Oil & gas well drilling                          $5.3                         $17.5                       $22.8                                       $25.4
Total revenues                                     $79.1                       $17.5                       $96.6                                       $69.7

Cost of oil & gas well drilling             $4.2                         $17.5                       $21.7                                       $20.6
Total costs and expenses                   $64.8                       $17.5                       $82.3                                       $49.0

Net Income

•         Q1 Net Income of $11.8 million

o        $10.6 million in 2005

o        11% increase

•         $0.73 EPS compared to $0.64 in 2005 (diluted)

•         Includes unrealized derivative gains of  $2.4 million pre-tax

Adjusted Cash Flow

•         First quarter 2006 Adjusted Cash Flow of $17.0 million

•         Adjusted Cash Flow is income before deferred income taxes, depreciation, depletion and amortization,   and unrealized derivative gains or losses

•         Management believes Adjusted Cash Flow is a useful measure in estimating the value of the Company's operations

Q1 2006 Operating Highlights

•         Production 3.68 Bcfe, up 11.4% compared to first quarter 2005

•         Rocky Mountain Region production increased 19.8% compared to prior year  first quarter

•         54 wells drilled in Q1 2006

o        37 successful wells in Wattenberg field, 1 dry hole

o        10 successful wells in the Piceance Basin

o        1 successful NECO non-operated well

o        1 successful exploratory horizontal Bakken well, North Dakota

o        Participated in 2 Nesson wells in North Dakota (Non-operated)

o        1 successful Michigan Antrim Shale well

o        1 exploratory dry hole in Sweetwater Project, Red Desert Basin, Wyoming (PDC 51% interest)

•         14 additional Codell recompletions

Production

•         Q1 2006 production of 3.68 Bcfe

o        79% natural gas

•         Reflects impact of investment activities

o        Partnership investment

o        Recompletions

o        Company drilling

•         Wells turned in-line during the Q1 2006

o        17 Partnership Wells (PDC 20%-30% interest)

o        14 Recompletions (PDC 100% interest)

o        28 Non-partnership wells (PDC  approximately 100% interest)

o        6 non-operated wells, 4 in NECO, 2 in NESSON, North Dakota

Rocky Mountain Prospect Areas
(map)

Bakken Shale, North Dakota
(map)

Rockies Exploration Opportunities

•         North Dakota (oil and gas)

o        Bakken Shale

o         9,000' - 11,000' vertical plus 9,000' horizontal

o         40,000 acres lease

o        Nesson Formation

o        6,000' vertical plus 8,000' - 12,000' multi-leg horizontal

o        Approximately 30,000 acres under lease

•         Southern Wyoming (gas)

o        Lance, Lewis, Fox Hills, Almond, Mesaverde

o        8,000' to 13,000'

o        Approximately 27,000 acres

•         NECO/Kansas

o        Niobrara

o        2,000'

o        60,000 acres

Sustaining Growth

•         The market for partnership interests in oil and gas wells is at record levels

o        Currently working on 2006 offering with planned $100 million offered

o        Increasing PDC interest to 37%, cost plus contracts

•         Second Quarter drilling was largely PDC wells (approx. 100% WI).  Approximately 40 wells spudded in 2nd Quarter, not all are finished drilling

•         Successful efforts continue in North Dakota Bakken shale

o        Third well just completed, cleaning up after frac

•         Company has contracted for two additional rigs for North Dakota and other deeper prospects

•         Strong balance sheet allows ample funding for additional acquisitions if available

2006 Drilling Plans

•         Rockies: Plan drilling primarily in Wattenberg and Piceance

o        Partnership funds split between areas

o        About 3-4 Wattenberg wells per Piceance well

o        PDC will have a 37% interest in 2006 partnership (up from 30% interest in last 2005 partnership)

•         2 or more Bakken exploratory tests in 2nd half of 2006. Additional exploratory and development wells planned pending successful results of initial test wells

•         Additional Nesson horizontal wells to be drilled in 2nd half of 2006.  PDC non-operated and operated interest ranging from 15-100%.

•         New area tests on NECO properties

•         Continue search for additional opportunities

Petroleum Development Corporation

NASDAQ: PETD